UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2005

WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23819	76-0547762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400, Austin Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)   (512) 732-0932

(Former Name or Former Address, if Changed Since Last Report)

            Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐ Yes         ☒ No

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 10, 2005, Wilson Holdings, Inc. sold $5,000,000 of Bridge Notes to certain investors. Interest is payable to the holders of the Notes at a rate of 8% per annum. The Notes are due on January 10, 2006 and are convertible, at the option of the holder, into any notes convertible into Wilson's common stock that are sold by Wilson prior to the maturity date of the Notes. The payment date of these Notes may accelerate in the event Wilson commences any case relating to bankruptcy or insolvency or seeks appointment of a receiver, trustee or custodian on behalf of it, or if it defaults in the payment of interest on any debt instruments. A form of Bridge Note is attached as Exhibit 10.1 hereto and is incorporated into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth in Item 1.01 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

The unaudited financial statements of Wilson Family Communities, Inc., our operating subsidiary, as of September 30, 2005 and for the three and nine months ended September 30, 2005, are furnished, not filed, pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1     Form of Bridge Note issued by the Registrant.
99.1     Financial Statements of Wilson Family Communities, Inc.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2005	WILSON HOLDINGS, INC. By: /s/ Clark Wilson Clark Wilson President and Chief Executive Officer